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                                                                  EXHIBIT 10.69



                         COMPREHENSIVE CARE CORPORATION
                              AMENDED AND RESTATED
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


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                         COMPREHENSIVE CARE CORPORATION

                              AMENDED AND RESTATED

                  NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
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                               TABLE OF CONTENTS


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SECTION 1 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .      2

         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . .      2

SECTION 2 THE STOCK OPTION PLAN . . . . . . . . . . . . . . . . . . . . .      3

         2.1     The Purpose of the Plan  . . . . . . . . . . . . . . . .      3
         2.2     Stock Subject to the Plan  . . . . . . . . . . . . . . .      3
         2.3     Administration of the Plan . . . . . . . . . . . . . . .      3
         2.4     Eligibility  . . . . . . . . . . . . . . . . . . . . . .      3

SECTION 3 TERMS AND CONDITIONS OF OPTIONS . . . . . . . . . . . . . . . .      3

         3.1     Number of Option Shares  . . . . . . . . . . . . . . . .      3
         3.2     Type of Option . . . . . . . . . . . . . . . . . . . . .      4
         3.3     Exercise Price . . . . . . . . . . . . . . . . . . . . .      4
         3.4     Option Term  . . . . . . . . . . . . . . . . . . . . . .      4
         3.5     Exercisability . . . . . . . . . . . . . . . . . . . . .      4
         3.6     Payment  . . . . . . . . . . . . . . . . . . . . . . . .      5
         3.7     Nonassignability . . . . . . . . . . . . . . . . . . . .      5
         3.8     Option Agreement . . . . . . . . . . . . . . . . . . . .      5

SECTION 4 GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . .      5

         4.1     Changes in Capitalization; Merger; Liquidation . . . . .      5
         4.2     Right to Remove Director . . . . . . . . . . . . . . . .      6
         4.3     Restrictions on Delivery and Sale of Shares; Legends . .      6
         4.4     Non-alienation of Benefits . . . . . . . . . . . . . . .      6
         4.5     Termination and Amendment of the Plan  . . . . . . . . .      6
         4.6     Stockholder Approval . . . . . . . . . . . . . . . . . .      6
         4.7     Choice of Law  . . . . . . . . . . . . . . . . . . . . .      6
         4.8     Effective Date of Plan . . . . . . . . . . . . . . . . .      6
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                         COMPREHENSIVE CARE CORPORATION
                              AMENDED AND RESTATED
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                             SECTION 1  DEFINITIONS

         1.1 Definitions. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

                 (a) "Administrator" means the Director Plan Committee established and provided for in Section 2.3 hereof.

                 (b) "Board of Directors" means the board of directors of the Company.

                 (c) "Change in Control" means any event that pursuant to the Company's Certificate of Incorporation, as amended from time to time, requires the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Stock (as defined therein); provided, however, that no event shall constitute a Change of Control if approved by the Board of Directors a majority of whom are present Directors and new Directors. For purposes of the preceding sentence, the term "present Directors" means individuals who as of the date this Plan is adopted were members of the Board of Directors and the term "new Directors" means any Director whose election by the Board of Directors in the event of vacancy or whose nomination for election was approved by a vote of at least three-fourths of the Directors then still in office who are present Directors and new Directors; provided that any Director initially elected to the Board of Directors solely to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be a new Director.

                 (d) "Chairman" means the individual designated as Chairman of a committee of the Board of Directors.

                 (e) "Code" means the Internal Revenue Code of 1986, as amended.

                 (f) "Committee" means any committee of the Board of Directors established by resolution of, the Board of Directors.

                 (g) "Company" means Comprehensive Care Corporation, a Delaware corporation.

                 (h) "Director" means any individual who is a member of the Board.

                 (i) "Effective Date" means the date the Plan is approved by the stockholders of the Company.

                 (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 (k) "Fair Market Value" with regard to a date means the closing price of the Stock on the last trading date prior to that date as reported by the New York Stock Exchange (or, if applicable, as reported by any other national securities exchange selected by the Plan Administrator on which the shares of Stock are then actively traded).

                 (l) "Option" means a non-qualified stock option granted under the Plan to buy shares of Stock.

                 (m) "Participant" means an individual who, pursuant to Plan Section 2.4, is eligible to participate in the Plan.

                 (n) "Plan" means the Comprehensive Care Corporation Non-Employee Directors' Stock Option Plan.

                 (o) "Stock" means the Company's common stock, $.01 par value.


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                 (p)      "Non-Employee Director" means a director who is not a
regular full-time employee of the Company or any subsidiary of the Company.

                 (q) "Vice-Chairman" means the individual then occupying the position of Vice-Chairman of the Board of Directors, having been designated as such by Resolution of the Board of Directors.

                        SECTION 2  THE STOCK OPTION PLAN

         2.1 The Purpose of the Plan. The Plan is intended to (a) provide incentive to non-employee Directors of the Company to stimulate their efforts toward the continued success of the Company and to manage the business of the Company in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by non-employee Directors by providing them with a means to acquire a proprietary interest in the Company; and (c) provide a means of obtaining and rewarding non-employee Directors.

         2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 7.1, 250,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Options. At no time shall the aggregate of (a) shares of Stock issuable pursuant to outstanding Options; and (b) shares of Stock issued pursuant to Options exceed the Maximum Plan Shares; for this purpose, the outstanding Options and shares of stock issued in respect of Options shall be computed consistent with Rule 16b-3(a)(1) as promulgated under the Exchange Act. If an Option expires or terminates for any reason without being exercised in full, the unpurchased shares subject to such Option shall again be available for purposes of the Plan.

         2.3 Administration of the Plan. The Director Plan shall be administered by a committee of the Board of Directors of the Company (the "Director Plan Committee") which shall at all times consist of not less than one (1) but not more than three (3) directors of the Company who are not entitled to participate in the Director Plan, to be appointed by the Board of Directors and to serve at the pleasure of the Board of Directors. It is the intention of the Company that each member of the Director Plan Committee shall be a "disinterested person" as that term is defined and interpreted pursuant to Rule 16b-3(c)(2) or any successor rule thereto promulgated under the Securities Exchange Act of 1934, as amended (the "Act").

         Grant of options under the Director Plan to non-employee Directors and the amount and nature of the awards to be granted shall be automatic as described in Section 3 hereof. However, all questions of interpretation of the Director Plan or of any options issued under it shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Director Plan. A majority of the Committee's members shall constitute a quorum, and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

         2.4 Eligibility. Any member of the Board of Directors who is a non-employee Director of the Company shall be a Participant.


                   SECTION 3  TERMS AND CONDITIONS OF OPTIONS

         3.1 Number of Option Shares. A Participant shall be granted Options as follows:

                 (a) Each individual who is serving as a non-employee Director as of the Plan's Effective Date, will be granted, as of the Plan's Effective Date, an option to purchase 10,000 shares of Stock.

                 (b) Each individual who first becomes a non-employee Director on or after Effective Date, whether through election at an annual meeting of the Company's stockholders or through appointment by the Board, will be granted, at the time of such election or appointment, an Option to purchase 10,000 shares of Stock.


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                 (c)      Commencing with the 1994 annual meeting of the
         Company's stockholders, each individual who at that time remains as a non-employee Director will receive an additional grant of an Option to purchase 5,000 shares of Stock (the "Annual Grant").

                 (d) In addition to the Initial Grant and Annual Grant to non-employee Directors provided for in Paragraphs 5(a)(i) and 5(a)(ii) hereof, there shall be granted and awarded to the Vice-Chairman of the Board of Directors, each Chairman of each Committee of the Board of Directors, and each non-employee Director who serves on a Committee of the Board of Directors an option to purchase shares of Common Stock (the "Special Service Option") as follows:

                          (i)  Contemporaneously with each Annual Grant, there
shall be granted and awarded to the individual occupying the position of Vice-Chairman of the Board of Directors options to purchase 3,333 shares of Common Stock.

                          (ii)  Contemporaneously with each Annual Grant, there
shall be granted and awarded to each Chairman of each Committee of the Board of Directors options to purchase 8,333 shares of Common Stock.

                          (iii)  Contemporaneously with each Annual Grant,
there shall be granted and awarded to each Non-Employee Director who serves on a Committee of the Board of Directors (other than the Chairman of the Committee) options to purchase 2,500 shares of Common Stock.

                          (iv)  In the event, a non-employee director is
Chairman of more than one Committee or serves on more than one Committee, such individual shall receive a Special Service Option in each separate capacity.

         3.2     Type of Option.  Options shall be non-qualified stock options.

         3.3 Exercise Price. The Exercise Price for a share of Stock subject to a Option shall be the Fair Market Value (determined as of the date of grant) of a share of Stock.

         3.4 Option Term. Each Option, once exercisable, shall remain exercisable until the tenth anniversary of the date of grant. Notwithstanding the foregoing:

                 (a) Except as provided in Subsection (b) hereof, should a Participant cease to be a Director for any reason (other than death) while holding an Option granted pursuant to this Plan, then such Participant shall have a six-month period following the date of such cessation of Board membership in which to exercise such Option for any or all of the shares of Stock for which the Option has become exercisable at the time the Participant ceases to be a Director.

                 (b) Should a Participant die while serving as a Director or during the six-month period following the date of the Participant's cessation of Board service (as described in Subparagraph (a) above), then the Option may be subsequently exercised, for any or all of the shares of Stock for which the Option is exercisable at the time of the Optionee's death, by the personal representative of the Optionee's estate or by the person or persons to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Any such exercise, however, must occur within 12 months after the date of the Optionee's death.

                 (c) In no event shall any grant of Option pursuant to the Plan remain exercisable after the tenth anniversary of the Option's date of grant. Upon the expiration of the applicable exercise period in accordance with Subparagraphs (a) and (b) above or (if earlier) upon the expiration of the ten year option term, the Option shall terminate and cease to be exercisable.

         3.5 Exercisability. Each Option may be exercised for that percentage of shares of Stock subject to the Option as to which the Option has become vested, reduced by that number of shares of Stock subject to the Option which have been previously exercised.


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                 (a)      With respect to Options granted pursuant to Plan
         Sections 3.1(a) and (b), the Option shall vest in 25% increments on each "Vesting Date," provided the Participant is still a Director on the Vesting Date. For purposes of this Subsection (a), the term Vesting Date shall mean each one year anniversary of the date of grant.

                 (b) With respect to Options granted pursuant to Plan Sections 3.1(c)and (d), the Option shall become 100% vested as of the first annual meeting of the Company's stockholders held after the date of grant, provided the Participant is still a Director on that date.

         3.6 Payment. Payment for all shares of Stock purchased pursuant to the exercise of an Option shall be made in any form or manner authorized by the Committee in the Stock Option Agreement, including, but not limited to, (i) cash, (ii) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; or (iii) in a cashless exercise through a broker. The holder of an Option, as such, shall have none of the rights of a stockholder.

         3.7 Nonassignability. An option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Director Plan Committee may permit a recipient of an option granted hereunder to (i) designate in writing during the optionee's lifetime a beneficiary to receive and exercise the optionee's options in the event of such optionee's death or (ii) transfer an option granted hereunder. In the event of the death of an Optionee while a Non-Employee Director, an option may be exercised by the representative of the estate of such Optionee within twelve (12) months following the date of death, but not later than the Expiration Date.

         3.8 Option Agreement. Each Option shall be evidenced by a Stock Option Agreement which shall incorporate the terms of the Plan.


                         SECTION 4  GENERAL PROVISIONS

         4.1     Changes in Capitalization; Merger; Liquidation.

                 (a) The number of shares of Stock reserved for the grant of Options; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option; and the Exercise Price of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

                 (b) In the event of or anticipation of a merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, the Plan Administrator may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards. Any adjustment pursuant to this Section
4.1 may provide, in the Plan Administrator's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option, but shall not otherwise diminish the then value of the Option.

                 (c) The existence of the Plan and the Options granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.


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         4.2     Right to Remove Director, Committee Chairman or Committee
Member. Nothing in the Plan or in any Stock Option Agreement shall confer upon any Participant the right to continue as a member of the Board of Directors, chairman of any committee or member of any committee, or affect the right of the Company to terminate a Participant's directorship at any time.

         4.3 Restrictions on Delivery and Sale of Shares; Legends. Each Option is subject to the condition that if at any time the Plan Administrator, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Option may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Options then outstanding, the Participant shall, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Option, represent, in writing, that the shares received pursuant to the Option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

         4.4 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, or otherwise provided in
Section 3.7 hereof, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

         4.5 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. Notwithstanding the foregoing, in no event shall the Board of Directors amend the provisions of the Plan that relate to Options more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. No termination, modification or amendment of the Plan, without the consent of a Participant who has been awarded an Option shall adversely affect the rights of that Participant under such Option.

         4.6 Stockholder Approval. The amended and restated Plan shall be submitted to the stockholders of the Company for their approval at the next annual meeting to the Company's stockholders after the adoption of the Plan by the Board of Directors of the Company.

         4.7 Choice of Law. The laws of the State of California shall govern the Plan, to the extent not preempted by federal law.

         4.8 Effective Date of Plan. The Plan shall become effective on the Effective Date.

                          COMPREHENSIVE CARE CORPORATION


                          By:                 /s/ Chriss W. Street
                              --------------------------------------------------

                          Title: Chairman, President and Chief Executive Officer
                                 -----------------------------------------------
ATTEST:


/s/ Kerri Ruppert
-----------------
    Secretary
[CORPORATE SEAL]


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